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                                                                   EXHIBIT 23.2

                              June 10, 1996

Thermatrix Inc.
101 Metro Drive, Suite 248
San Jose, CA 95110

  Re: Registration Statement on Form S-1
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Ladies and Gentlemen:

  We consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto, which has been approved by us, as such may be further amended, supplemented, or incorporated by reference in any registration statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.



                              Sincerely yours,

                               /s/ Henrik D. Parker
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                                    WOODCOCK WASHBURN KURTZ MACKIEWICZ & NORRIS